UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2026, as described below under Item 5.07 of this Current Report on Form 8-K, the stockholders of Peabody Energy Corporation (the “Company”) approved the Peabody Energy Corporation 2026 Incentive Plan (the “2026 Incentive Plan”) at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The 2026 Incentive Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”). The 2026 Incentive Plan became effective immediately upon stockholder approval.

A summary of the material terms of the 2026 Incentive Plan is set forth under “PROPOSAL 3 — APPROVAL OF PEABODY ENERGY CORPORATION 2026 INCENTIVE PLAN,” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2026 and supplemented on April 7, 2026 (the “Proxy Statement”).That summary and the foregoing description of the 2026 Incentive Plan are qualified in their entirety by reference to the full text of the 2026 Incentive Plan, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2026 Annual Meeting on May 7, 2026. The following matters, which are described in more detail in the Proxy Statement, were voted upon by the Company’s stockholders at the 2026 Annual Meeting. The final voting results are reported below.

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1.Elect ten directors for a one-year term:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Bob Malone	85,763,616	1,947,648	59,709	15,906,733
M. Katherine Banks	87,069,705	642,139	59,129	15,906,733
Andrea E. Bertone	86,305,853	1,404,722	60,398	15,906,733
William H. Champion	87,037,425	672,835	60,713	15,906,733
Nicholas J. Chirekos	86,605,647	1,102,682	62,644	15,906,733
Stephen E. Gorman	86,395,352	1,314,444	61,177	15,906,733
James C. Grech	87,055,447	645,081	70,445	15,906,733
Georganne M. Hodges	87,072,760	636,316	61,897	15,906,733
Joe W. Laymon	86,256,401	1,436,725	77,847	15,906,733
Clayton D. Walker	87,106,332	603,062	61,579	15,906,733

2.The vote to approve, on an advisory basis, the named executive officers’ compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
85,941,173	1,477,363	352,437	15,906,733

3.The vote to approve the 2026 Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
86,289,993	1,245,353	235,627	15,906,733

4.The vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
102,341,512	1,249,591	86,603	N/A

Pursuant to the foregoing: (1) each of the ten directors was elected to serve for a one-year term; (2) the compensation of the Company’s named executive officers was approved on an advisory basis; (3) the 2026 Incentive Plan was approved; and (4) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 was ratified.

Item 8.01. Other Events.

On May 7, 2026, following his re-election at the 2026 Annual Meeting, Robert A. Malone, Chair of the Board, submitted for the Board’s consideration a letter of resignation to be effective at the Company’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) in accordance with the Company’s Corporate Governance Guidelines (the “Guidelines”), as he will reach the age of 75 before the 2027 Annual Meeting. After consideration, the Board rejected Mr. Malone’s resignation and authorized him to continue to serve as a director and Chair of the Board for one additional year after reaching age 75, subject to his re-election at the 2027 Annual Meeting. In addition, the Board approved amendments to the Guidelines to create the role of Vice Chair of the Board and authorized the appointment of a Vice Chair following the 2027 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
10.1	Peabody Energy Corporation 2026 Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 7, 2026	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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